United States

Securities and Exchange Commission

Washington, D.C. 20549

_____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_____________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

HERITAGE GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote counts! Heritage global inc. 2022 annual meeting vote by june 07, 2022 11:59 pm et heritage global inc. Heritage global inc. 12625 high drive suite 305 san diego, ca 92130 you invested in heritage global inc. And it’s time to vote! You have the right to vote on proposals being presented at the annual meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on june 08, 2022. Get informed before you vote view the notice & proxy statemen, 10k wrap, form 10-k online or you can receive a free paper or email copy of the material(s) by requesting prior to may 25, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.proxyvote.com control # pv smartphone users point your camera here and vote without entering a control number vote virtually at the meeting* june 08, 2022 8:00 am pdt virtually at: www.virtualshareholdermeeting.com/hgbl2022*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.proxyvote.com this is not a votable ballot this is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting items 1. The election of each of the nominees for class i nominees: 01) samuel l. Shimer 02) kelly sharpe 03) ross dove 2. To ratify the appointment of baker tilly us, llp as the company’s independent auditor for the fiscal year ending december 31, 2022; 3. To approve the adoption of the 2022 heritage global inc. Equity incentive plan. Note; to transact such other business, if any, as may be properly brought before the meeting or any adjournment or postponement thereof. Board recommends for for for prefer to receive an email instead? While voting on www. Proxyvote.com, be sure to click “sign up for e-delivery”.